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                                                                    EXHIBIT 99.3

                              ELLIOTT DAVIS, L.L.P.
                  CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS






INDEPENDENT AUDITORS' CONSENT



Board of Directors
HOM CORPORATION AND SUBSIDIARIES

      We consent to the incorporation on Form 10-SB/A-2 of our report dated January 9, 2001, except for Note 1 and Note 9 as to which the date is August 8, 2001, relating to the consolidated balance sheet of HOM CORPORATION AND SUBSIDIARIES as of September 30, 2000 and the related consolidated statements of operations, changes in shareholders' equity and cash flows for the year then ended.



                                                       /s/ Elliott Davis, L.L.P.


Augusta, Georgia
August 29, 2001




             Internationally - Moore Stephens Elliott Davis, L.L.C.
   One 10TH STREET SUITE 460 POST OFFICE BOX 2278 AUGUSTA, GEORGIA 30903-2278
                 TELEPHONE (706) 722-9090 TELEFAX (706) 722-9092

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